Exhibit 99.1

PRESS RELEASE
Valvoline realigns its business segments, announces a $300 million share repurchase authorization and hosts an investor call on May 19
LEXINGTON, Ky., May 18, 2021 – Valvoline Inc. (NYSE: VVV), a leading provider of automotive services and premium branded lubricants, today announced the realignment of its global operations, including updated business segments, a new approach for allocating indirect expenses and for reporting last-in-first-out (LIFO) inventory accounting adjustments. Valvoline will host a call tomorrow, May 19, at 9 am ET to discuss these changes, including recast fiscal 2021 guidance, as well as enhancements to its capital allocation framework and growth projections through 2024 for the business and its realigned segments.

Beginning in the third quarter of fiscal 2021, Valvoline will manage its business through two operating segments: Retail Services, which renames the former Quick Lubes segment, and Global Products, which includes the operations of the former Core North America and International segments.

“Our business realignment strengthens our strategy and is the next step in our transformation to a more service-driven business model,” said Sam Mitchell, CEO. "Our ongoing growth opportunities in retail services are supported by vertical product integration and strong cash generation from the global products segment.

“This realignment and related changes enhance our ability to leverage our strong brand equity and product platforms to capture opportunities in both segments, drive focus in deploying capital and provide improved transparency for investors while also positioning us for faster growth going forward.”

Business Realignment and Reporting Changes

Valvoline’s global operations will be managed in the following segments:

•Retail Services contains the operations of the former Quick Lubes segment. The renamed segment better reflects the broad array of existing, and potential future, preventive maintenance services performed in Valvoline’s retail network, including Company-operated and independent franchise and Express Care stores that service vehicles with Valvoline products. Retail Services is a high-growth, high-margin segment with significant reinvestment opportunity.

•Global Products contains the former Core North America and International segments. The segment focuses on sales of lubricants, coolants and other preventive maintenance products for light- and heavy-duty vehicles on a global basis. Global Products is a capital-light, strong free-cash-flow-generating segment to fund Valvoline’s transition to a more service-driven business model.

In addition, the Company changed its allocation approach for certain indirect expenses that previously had been fully allocated based on proportional contributions to various financial measures. Going forward, indirect expenses will be recognized in each segment based on estimated utilization of indirect resources. Costs to support corporate functions that are not directly attributable to a particular segment will be presented separately in Corporate as a reconciling item to consolidated results.

The Company will begin reporting the impact of LIFO inventory accounting within Corporate as a key item adjusted from GAAP results for purposes of its presentation of non-GAAP profitability metrics.

These reporting changes will provide visibility into the underlying operating results and comparability between periods that Valvoline’s management will use to assess operating performance in connection with its segment realignment.

These changes have no impact on the Company’s historical consolidated GAAP balance sheets, statements of income or cash flows. Previously issued historical financial information provided herein in Table 1 has been recast on a basis that is consistent with the realignment of Valvoline’s global operations.

Share Repurchase Authorization

The Company also announced that its board of directors approved a share repurchase authorization of $300 million. The timing and amount of any purchases of common stock will be based on the level of Valvoline's liquidity, general business and market conditions as well as other factors, including alternative investment opportunities. The term of the new share repurchase authorization extends through Sept. 30, 2024. The share repurchase authorization is part of the Company’s broader capital allocation framework to deliver value to shareholders by first driving growth in the business, organically and through acquisitions, and then returning excess cash to shareholders through dividends and share repurchases.

Conference Call Webcast

Valvoline will host a live call and audio webcast with analysts and investors at 9 a.m. ET on Wednesday, May 19, 2021. Investors who wish to participate in the call may dial 1-833-350-1317 (or 1-236-738-2276) approximately 10 minutes before the call begins and provide conference ID number 8889198.The webcast and supporting materials will be accessible through Valvoline’s website at http://investors.valvoline.com. Following the live event, an archived version of the webcast and supporting materials will be available.

Use of Non-GAAP Measures

To aid in the understanding of Valvoline’s ongoing business performance, certain items within this press release are presented on an adjusted basis. These non-GAAP measures, presented on both a consolidated and operating segment basis, are not defined within U.S. GAAP and do not purport to be alternatives to net or operating income/loss as a measure of operating performance. For a reconciliation of non-GAAP measures, refer to Table 2 of this press release.

Adjusted EBITDA non-GAAP measures have been included herein, which management defines as: net income/loss, plus income tax expense/benefit, net interest and other financing expenses, and depreciation and amortization, adjusted for certain non-operational items, including net pension and other postretirement plan expense/income; changes in the LIFO inventory reserve; impairment of equity investment; and other items (which can include activity related to the separation from Ashland, impact of significant acquisitions or divestitures, restructuring costs, or other non-operational income/costs not directly attributable to the underlying business).

Adjusted EBITDA is not prepared in accordance with U.S. GAAP and contains management’s best estimates of cost allocations and shared resource costs. Management believes the use of non-GAAP measures on a consolidated and operating segment basis assists investors in understanding the ongoing operating performance of Valvoline’s business by presenting comparable financial results between periods. The non-GAAP information provided is used by Valvoline’s management and may not be comparable to similar measures disclosed by other companies, because of differing methods used by other companies in calculating Adjusted EBITDA. These non-GAAP measures provide a supplemental presentation of Valvoline’s operating performance.

Due to depreciable assets associated with the nature of the Company’s operations and interest costs related to Valvoline’s capital structure, management believes Adjusted EBITDA is an important supplemental measure to evaluate the Company’s operating results between periods on a comparable basis. In addition, Adjusted EBITDA generally includes adjustments for unusual, non-operational or restructuring-related activities, which impact the comparability of results between periods. Management believes this non-GAAP measure provides investors with a meaningful supplemental presentation of Valvoline’s operating performance.

Adjusted EBITDA does not include changes in the Company’s LIFO inventory reserve, which are the charges or credits recognized in Cost of sales to value certain lubricant inventories at the lower of cost or market using the LIFO method. In inflationary or deflationary pricing environments, the application of LIFO can result in variability of the cost of sales recognized each period as the most recent costs are matched against current sales, while preceding costs are retained in inventories. LIFO adjustments are determined based on published prices, which are difficult to predict and largely dependent on future events. Management believes evaluating results without changes in the LIFO reserve provides an important view of Valvoline’s operational performance as the application of LIFO can impact comparability and enhance the lag period effects between changes in inventory costs and related pricing adjustments.

Adjusted EBITDA also includes adjustments for net pension and other postretirement plan expense/income, which includes several elements impacted by changes in plan assets and obligations that are primarily driven by changes in the debt and equity markets, as well as those that are predominantly legacy in nature and related to prior service to the Company from employees (e.g., retirees, former employees, current employees with frozen benefits). These elements include (i) interest cost, (ii) expected return on plan assets, (iii) actuarial gains/losses, and (iv) amortization of prior service cost/credit. Significant factors that can contribute to changes in these elements include changes in discount rates used to remeasure pension and other postretirement obligations on an annual basis or upon a qualifying remeasurement, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions, such as the life expectancy of plan participants. Accordingly, management considers that these elements are more reflective of changes in current conditions in global financial markets (in particular, interest rates) and are outside the operational performance of the business and are also primarily legacy amounts that are not directly related to the underlying business and do not have an immediate, corresponding impact on the compensation and benefits provided to eligible employees for current service. These measures include pension and other postretirement service costs related to current employee service as well as the costs of other benefits provided to employees for current service.

Valvoline’s results of operations are presented based on Valvoline’s management structure and internal accounting practices. The structure and practices are specific to Valvoline; therefore, Valvoline’s financial results, Adjusted EBITDA is not necessarily comparable with similar information for other comparable companies. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as an alternative to, or more meaningful than, net and operating income as determined in accordance with U.S. GAAP. Because of these limitations, one should rely primarily on net and operating income as determined in accordance with U.S. GAAP and use Adjusted EBITDA only as supplemental information. In evaluating Adjusted EBITDA, one should be aware that in the future Valvoline may incur expenses/income similar to those for which adjustments are made in calculating Adjusted EBITDA. Valvoline’s presentation of Adjusted EBITDA should not be construed as a basis to infer that Valvoline’s future results will be unaffected by unusual or nonrecurring items.

About ValvolineTM

Valvoline Inc. (NYSE: VVV) is a leading provider of automotive services and marketer and supplier of premium branded lubricants worldwide, with sales in more than 140 countries. Established in 1866, the Company’s heritage spans more than 150 years, during which time it has developed powerful brand recognition across multiple product and service channels. Valvoline operates and franchises more than 1,500 quick-lube locations and is the No. 2 chain by number of stores in the United States under the Valvoline Instant Oil ChangeSM brand and the No. 3 chain by number of stores in Canada under the Valvoline Great Canadian Oil Change brand. It also markets Valvoline lubricants and automotive chemicals, including Valvoline EV Performance Fluids; Valvoline Hybrid Vehicle Full Synthetic motor oil; Valvoline High Mileage with MaxLife technology motor oil for engines over 75,000 miles; Valvoline Advanced Full Synthetic motor oil; Valvoline Premium Blue™ heavy-duty motor oil; Valvoline Multi-Vehicle Automatic Transmission Fluid; and Zerex™ antifreeze. To learn more, visit www.valvoline.com.

Forward-Looking Statements

Certain statements in this press release, other than statements of historical fact, including estimates, projections and statements related to Valvoline’s business plans and operating results, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and "Quantitative and Qualitative Disclosures about Market Risk" sections of Valvoline’s most recently filed periodic report on Form 10-K, which is available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

TM Trademark, Valvoline or its subsidiaries, registered in various countries
SM Service mark, Valvoline or its subsidiaries, registered in various countries

FOR FURTHER INFORMATION
Sean T. Cornett
Sr. Director, Investor Relations
+1 (859) 357-2798
scornett@valvoline.com

Michele Gaither Sparks
Sr. Director, Corporate Communications
+1 (859) 230-8079
michele.sparks@valvoline.com

Valvoline Inc. and Consolidated Subsidiaries
RECAST FINANCIAL INFORMATION BY OPERATING SEGMENT
(In millions - unaudited)								Table 1

	Fiscal 2020 Three months ended				Fiscal 2021 Three months ended		Years ended September 30
	Dec. 31	Mar. 31	June 30	Sept. 30	Dec. 31	Mar. 31	2019	2020
Sales
Retail Services	$218	$212	$199	$254	$254	$285	$822	$883
Global Products	389	366	317	398	399	416	1,568	1,470
Consolidated sales	$607	$578	$516	$652	$653	$701	$2,390	$2,353

Operating income
Retail Services	$48	$50	$44	$66	$56	$80	$205	$208
Global Products	71	66	62	85	88	73	269	284
Total operating segments	119	116	106	151	144	153	474	492
Corporate (a)	(15)	1	(18)	25	(20)	(22)	(76)	(7)
Consolidated operating income	$104	$117	$88	$176	$124	$131	$398	$485

Depreciation and amortization
Retail Services	$9	$9	$10	$11	$14	$15	$34	$39
Global Products	6	6	7	6	6	7	25	25
Total operating segments	15	15	17	17	20	22	59	64
Corporate (a)	1	—	—	1	1	1	2	2
Consolidated depreciation and amortization	$16	$15	$17	$18	$21	$23	$61	$66

Adjusted EBITDA
Retail Services	$57	$59	$54	$77	$70	$95	$239	$247
Global Products	77	72	69	91	94	80	296	309
Total operating segments	134	131	123	168	164	175	535	556
Corporate (a)	(15)	(1)	(24)	(21)	(15)	(18)	(57)	(61)
Consolidated Adjusted EBITDA	$119	$130	$99	$147	$149	$157	$478	$495

(a) Corporate includes the costs of corporate functions and certain other non-operational matters, including pension and other postretirement plan non-service income and remeasurement adjustments, net legacy and separation-related activity, changes in the LIFO inventory reserve, and certain other corporate matters not allocated to the operating segments.

Valvoline Inc. and Consolidated Subsidiaries
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - unaudited)								Table 2

	Fiscal 2020 Three months ended				Fiscal 2021 Three months ended		Years ended September 30
	Dec. 31	Mar. 31	June 30	Sept. 30	Dec. 31	Mar. 31	2019	2020
Adjusted EBITDA - Valvoline
Net income	$73	$63	$59	$122	$87	$68	$208	$317
Add:
Income tax expense	24	25	19	66	30	22	57	134
Net interest and other financing expenses	16	38	19	20	20	55	73	93
Depreciation and amortization	16	15	17	18	21	23	61	66
EBITDA	129	141	114	226	158	168	399	610
Key items:
Net pension and other postretirement plan (income) expenses	(9)	(9)	(9)	(32)	(13)	(14)	60	(59)
Net legacy and separation-related (income) expenses	(1)	—	1	(30)	1	—	3	(30)
LIFO (credit) charge	(1)	(4)	(7)	(3)	4	5	—	(15)
Compensated absences benefits change	—	—	—	(11)	—	—	—	(11)
Business interruption (recovery) expenses	—	—	—	(2)	(1)	(2)	6	(2)
Acquisition and divestiture-related costs (income)	—	2	—	—	—	—	(4)	2
Restructuring and related expenses (income)	1	—	—	(1)	—	—	14	—
Adjusted EBITDA	$119	$130	$99	$147	$149	$157	$478	$495

Adjusted EBITDA - Retail Services
Operating income (a)	$48	$50	$44	$66	$56	$80	$205	$208
Key items:
N/A	—	—	—	—	—	—	—	—
Adjusted operating income	48	50	44	66	56	80	205	208
Add:
Depreciation and amortization	9	9	10	11	14	15	34	39
Adjusted EBITDA	$57	$59	$54	$77	$70	$95	$239	$247

							Table 2 (continued)

	Fiscal 2020 Three months ended				Fiscal 2021 Three months ended		Years ended September 30
	Dec. 31	Mar. 31	June 30	Sept. 30	Dec. 31	Mar. 31	2019	2020
Adjusted EBITDA - Global Products
Operating income (a)	$71	$66	$62	$85	$88	$73	$269	$284
Key items:
Acquisition and divestiture-related income	—	—	—	—	—	—	(4)	—
Business interruption expenses	—	—	—	—	—	—	6	—
Adjusted operating income	71	66	62	85	88	73	271	284
Add:
Depreciation and amortization	6	6	7	6	6	7	25	25
Adjusted EBITDA	$77	$72	$69	$91	$94	$80	$296	$309

Adjusted EBITDA - Corporate
Operating (loss) income (a)	$(15)	$1	$(18)	$25	$(20)	$(22)	$(76)	$(7)
Add:
Depreciation and amortization	1	—	—	1	1	1	2	2
Net pension and other postretirement plan income (expenses)	9	9	9	32	13	14	(60)	59
EBITDA	(5)	10	(9)	58	(6)	(7)	(134)	54
Key items:
Net pension and other postretirement plan (income) expenses	(9)	(9)	(9)	(32)	(13)	(14)	60	(59)
Net legacy and separation-related (income) expenses	(1)	—	1	(30)	1	—	3	(30)
LIFO (credit) charge	(1)	(4)	(7)	(3)	4	5	—	(15)
Compensated absences benefits change	—	—	—	(11)	—	—	—	(11)
Business interruption recovery	—	—	—	(2)	(1)	(2)	—	(2)
Acquisition and divestiture-related costs	—	2	—	—	—	—	—	2
Restructuring and related expenses (income)	1	—	—	(1)	—	—	14	—
Adjusted EBITDA	$(15)	$(1)	$(24)	$(21)	$(15)	$(18)	$(57)	$(61)

(a) Valvoline does not generally allocate corporate and non-operational matters to its operating segments, including activity below operating income. The tables above reconcile reported operating income to Adjusted EBITDA for each segment and Corporate, which also includes relevant items reported below operating income in order to reconcile to consolidated results.